Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2024 SECOND QUARTER RESULTS

-Home Sales Revenue of $1.1 Billion-
-Homebuilding Gross Margin Percentage of 23.6%-
-Diluted Earnings Per Share of $1.25-
-Increased Dollar Value of Backlog to $2.0 Billion-
-Reduced Debt by $450 Million-
-Homebuilding Debt-to-Capital Ratio Reduced to Record Low of 22.9%-

INCLINE VILLAGE, Nev., July 25, 2024 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the second quarter ended June 30, 2024.
“I am pleased to report another quarter of outstanding results, driven by our focus on expanding scale and efficiencies within our existing markets while building a foundation for future growth in our new markets,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “We delivered 1,700 homes, resulting in home sales revenue of $1.1 billion, a 38% increase compared to the previous year. This strong revenue growth, fueled by the 45% increase in deliveries, resulted in net income of $118 million and diluted earnings per share of $1.25, increases of 94% and 108%, respectively, compared to the previous year.”
Mr. Bauer continued, “As we continue to build scale across our markets, and due to the strong demand and pricing power we have experienced in recent quarters, our homebuilding gross margin percentage increased 320 basis points year-over-year to 23.6%. Additionally, during the quarter, we redeemed $450 million of senior notes using cash on hand, which allowed us to reduce balance sheet debt and lower our homebuilding debt-to-capital ratio to a record low 22.9%, while maintaining strong liquidity of $1.2 billion, underscoring our commitment to fortifying our balance sheet.”
“Our organic start-up divisions in the Coastal Carolinas, Florida, and Utah are off to a strong start as we continue to attract talent and build land relationships in advance of our first deliveries,” said Tri Pointe Homes President and Chief Operating Officer, Tom Mitchell. “While we acknowledge that realizing the full value of our organic growth will require both capital investment and time, our cash flows continue to support this expansion and we see the benefits of geographic diversification. With ongoing demographic support and a persistent undersupply of homes, including the resale market, we believe we are in a strong position to utilize our capital to create significant value for our stakeholders.”
Results and Operational Data for Second Quarter 2024 and Comparisons to Second Quarter 2023
•Net income available to common stockholders was $118.0 million, or $1.25 per diluted share, compared to $60.7 million, or $0.60 per diluted share
•Home sales revenue of $1.1 billion compared to $819.1 million, an increase of 38%
◦New home deliveries of 1,700 homes compared to 1,173 homes, an increase of 45%
◦Average sales price of homes delivered of $666,000 compared to $698,000, a decrease of 5%
•Homebuilding gross margin percentage of 23.6% compared to 20.4%, an increase of 320 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 27.1%*
•SG&A expense as a percentage of home sales revenue of 11.0% compared to 11.9%, a decrease of 90 basis points
•Net new home orders of 1,651 compared to 1,912, a decrease of 14%
•Active selling communities averaged 152.5 compared to 140.3, an increase of 9%

◦Net new home orders per average selling community were 10.8 orders (3.6 monthly) compared to 13.6 orders (4.5 monthly)
◦Cancellation rate of 9% compared to 8%
•Backlog units at quarter end of 2,692 homes compared to 2,765, a decrease of 3%
◦Dollar value of backlog at quarter end of $2.0 billion compared to $1.9 billion, an increase of 4%
◦Average sales price of homes in backlog at quarter end of $743,000 compared to $695,000, an increase of 7%
•Redeemed and fully repaid the $450 million principal amount of 5.875% Senior Notes due June 2024
•Ratios of homebuilding debt-to-capital and net homebuilding debt-to-net capital of 22.9% and 12.2%*, respectively, as of June 30, 2024
•Repurchased 1,046,062 shares of common stock at a weighted average price per share of $35.08 for an aggregate dollar amount of $36.7 million in the three months ended June 30, 2024
•Ended the second quarter of 2024 with total liquidity of $1.2 billion, including cash and cash equivalents of $492.9 million and $707.3 million of availability under our revolving credit facility

*	See “Reconciliation of Non-GAAP Financial Measures”
Outlook
For the third quarter, the Company anticipates delivering between 1,450 and 1,550 homes at an average sales price between $685,000 and $695,000. The Company expects homebuilding gross margin percentage to be in the range of 23.0% to 23.5% for the third quarter and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 11.0% to 11.5%. Finally, the Company expects its effective tax rate for the third quarter to be approximately 25.5%.
For the full year, the Company anticipates delivering between 6,300 and 6,500 homes at an average sales price between $670,000 and $680,000. The Company expects homebuilding gross margin percentage to be in the range of 23.0% to 23.5% for the full year and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 10.5% to 11.0%. Finally, the Company expects its effective tax rate for the full year to be approximately 25.5%.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, July 25, 2024. The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, Glenn Keeler, Chief Financial Officer, and Linda Mamet, Executive Vice President and Chief Marketing Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Second Quarter 2024 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13747485. An archive of the webcast will also be available on the Company’s website for a limited time.

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company operating in 12 states and the District of Columbia, and is a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, was named to the 2024 Fortune World’s Most Admired Companies™ list, is one of the 2023 Fortune 100 Best Companies to Work For® and was designated as one of the 2023 PEOPLE Companies That Care®. The company was also named as a Great Place To Work-Certified™ company for three years in a row (2021 through 2023), and was named on several Great Place To Work® Best Workplaces lists in 2022 and 2023. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, labor and home components; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious disease, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$1,133,008	$819,077	$313,931	38%	$2,051,361	$1,587,482	$463,879	29%
Homebuilding gross margin	$267,327	$167,078	$100,249	60%	$478,376	$347,365	$131,011	38%
Homebuilding gross margin %	23.6%	20.4%	3.2%		23.3%	21.9%	1.4%
Adjusted homebuilding gross margin %*	27.1%	24.9%	2.2%		26.8%	25.5%	1.3%
SG&A expense	$124,551	$97,465	$27,086	28%	$226,103	$185,693	$40,410	22%
SG&A expense as a % of home sales revenue	11.0%	11.9%	(0.9)%		11.0%	11.7%	(0.7)%
Net income available to common stockholders	$118,002	$60,724	$57,278	94%	$217,057	$135,466	$81,591	60%
Adjusted EBITDA*	$215,998	$129,928	$86,070	66%	$391,891	$263,903	$127,988	48%
Interest incurred	$30,378	$37,394	$(7,016)	(19)%	$66,534	$74,873	$(8,339)	(11)%
Interest in cost of home sales	$38,994	$25,366	$13,628	54%	$69,643	$45,592	$24,051	53%

Other Data:
Net new home orders	1,651	1,912	(261)	(14)%	3,465	3,531	(66)	(2)%
New homes delivered	1,700	1,173	527	45%	3,093	2,238	855	38%
Average sales price of homes delivered	$666	$698	$(32)	(5)%	$663	$709	$(46)	(6)%
Cancellation rate	9%	8%	1%		8%	9%	(1)%
Average selling communities	152.5	140.3	12.2	9%	152.7	138.4	14.3	10%
Selling communities at end of period	153	145	8	6%
Backlog (estimated dollar value)	$1,999,852	$1,922,895	$76,957	4%
Backlog (homes)	2,692	2,765	(73)	(3)%
Average sales price in backlog	$743	$695	$48	7%

	June 30,	December 31,
	2024	2023	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$492,940	$868,953	$(376,013)	(43)%
Real estate inventories	$3,465,811	$3,337,483	$128,328	4%
Lots owned or controlled	34,037	31,960	2,077	6%
Homes under construction (1)	3,457	3,088	369	12%
Homes completed, unsold	246	263	(17)	(6)%
Total homebuilding debt	$929,959	$1,382,586	$(452,627)	(33)%
Stockholders’ equity	$3,139,484	$3,010,958	$128,526	4%
Book capitalization	$4,069,443	$4,393,544	$(324,101)	(7)%
Ratio of homebuilding debt-to-capital	22.9%	31.5%	(8.6)%
Ratio of net homebuilding debt-to-net capital*	12.2%	14.6%	(2.4)%
__________
(1)     Homes under construction included 34 and 69 models as of June 30, 2024 and December 31, 2023, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2024	2023
Assets	(unaudited)
Cash and cash equivalents	$492,940	$868,953
Receivables	111,637	224,636
Real estate inventories	3,465,811	3,337,483
Investments in unconsolidated entities	133,591	131,824
Mortgage loans held for sale	32,936	—
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	37,996	37,996
Other assets	164,684	157,093
Total assets	$4,596,198	$4,914,588

Liabilities
Accounts payable	$57,410	$64,833
Accrued expenses and other liabilities	437,237	453,531
Loans payable	283,929	288,337
Senior notes	646,030	1,094,249
Mortgage repurchase facilities	32,096	—
Total liabilities	1,456,702	1,900,950

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 93,862,218 and 95,530,512 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	939	955
Additional paid-in capital	—	—
Retained earnings	3,138,545	3,010,003
Total stockholders’ equity	3,139,484	3,010,958
Noncontrolling interests	12	2,680
Total equity	3,139,496	3,013,638
Total liabilities and equity	$4,596,198	$4,914,588

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Homebuilding:
Home sales revenue	$1,133,008	$819,077	$2,051,361	$1,587,482
Land and lot sales revenue	4,160	7,086	11,228	8,792
Other operations revenue	782	796	1,569	1,470
Total revenues	1,137,950	826,959	2,064,158	1,597,744
Cost of home sales	865,681	651,999	1,572,985	1,240,117
Cost of land and lot sales	3,841	7,370	9,598	8,813
Other operations expense	765	782	1,530	1,447
Sales and marketing	56,804	43,241	107,028	85,103
General and administrative	67,747	54,224	119,075	100,590
Homebuilding income from operations	143,112	69,343	253,942	161,674
Equity in income of unconsolidated entities	99	42	156	269
Other income, net	9,934	11,093	25,160	18,697
Homebuilding income before income taxes	153,145	80,478	279,258	180,640
Financial Services:
Revenues	16,974	10,370	30,168	19,246
Expenses	10,890	7,405	19,617	13,236
Financial services income before income taxes	6,084	2,965	10,551	6,010
Income before income taxes	159,229	83,443	289,809	186,650
Provision for income taxes	(41,227)	(21,472)	(72,811)	(48,822)
Net income	118,002	61,971	216,998	137,828
Net income attributable to noncontrolling interests	—	(1,247)	59	(2,362)
Net income available to common stockholders	$118,002	$60,724	$217,057	$135,466
Earnings per share
Basic	$1.25	$0.61	$2.29	$1.35
Diluted	$1.25	$0.60	$2.28	$1.34
Weighted average shares outstanding
Basic	94,059,037	99,598,933	94,645,676	100,305,168
Diluted	94,740,019	100,634,964	95,305,469	101,184,993

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	140	$712	195	$765	277	$724	330	$773
California	570	762	352	798	987	766	691	813
Nevada	117	646	88	743	230	665	186	753
Washington	74	875	40	733	127	886	58	802
West total	901	748	675	778	1,621	754	1,265	793
Colorado	53	675	49	732	95	703	93	758
Texas	475	556	278	560	915	553	488	588
Central total	528	568	327	586	1,010	567	581	615
Carolinas(1)	208	489	142	483	382	477	317	458
Washington D.C. Area(2)	63	904	29	1,176	80	937	75	1,082
East total	271	586	171	600	462	556	392	577
Total	1,700	$666	1,173	$698	3,093	$663	2,238	$709

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	182	15.2	189	13.7	338	13.6	306	13.4
California	576	42.2	787	49.2	1,189	44.1	1,488	51.6
Nevada	118	8.3	105	8.0	272	8.9	189	7.6
Washington	77	5.8	70	5.8	184	5.7	122	5.4
West total	953	71.5	1,151	76.7	1,983	72.3	2,105	78.0
Colorado	25	10.5	38	6.8	72	10.7	79	6.4
Texas	441	52.5	494	39.0	924	52.4	808	36.1
Central total	466	63.0	532	45.8	996	63.1	887	42.5
Carolinas(1)	130	11.5	188	14.3	309	11.4	439	14.5
Washington D.C. Area(2)	102	6.5	41	3.5	177	5.9	100	3.4
East total	232	18.0	229	17.8	486	17.3	539	17.9
Total	1,651	152.5	1,912	140.3	3,465	152.7	3,531	138.4
(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY, continued
(dollars in thousands)
(unaudited)

	As of June 30, 2024			As of June 30, 2023
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	320	$245,870	$768	354	$276,167	$780
California	900	724,667	805	1,095	797,480	728
Nevada	173	100,881	583	128	94,278	737
Washington	147	138,919	945	99	91,266	922
West total	1,540	1,210,337	786	1,676	1,259,191	751
Colorado	25	18,664	747	36	24,889	691
Texas	715	428,420	599	602	340,938	566
Central total	740	447,084	604	638	365,827	573
Carolinas(1)	209	115,638	553	342	156,759	458
Washington D.C. Area(2)	203	226,793	1,117	109	141,118	1,295
East total	412	342,431	831	451	297,877	660
Total	2,692	$1,999,852	$743	2,765	$1,922,895	$695

	June 30,	December 31,
	2024	2023
Lots Owned or Controlled:
Arizona	2,123	2,394
California	10,650	10,148
Nevada	1,579	1,785
Washington	698	712
West total	15,050	15,039
Colorado	1,849	1,908
Texas	10,700	10,056
Utah	156	—
Central total	12,705	11,964
Carolinas(1)	5,022	4,038
Washington D.C. Area(2)	1,260	919
East total	6,282	4,957
Total	34,037	31,960

	June 30,	December 31,
	2024	2023
Lots by Ownership Type:
Lots owned	17,824	18,739
Lots controlled (3)	16,213	13,221
Total	34,037	31,960

(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.
(3)     As of June 30, 2024 and December 31, 2023, lots controlled included lots that were under land option contracts or purchase contracts. As of June 30, 2024 and December 31, 2023, lots controlled for Central include 3,449 and 3,561 lots, respectively, and lots controlled for East include 47 and 71 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile the homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended June 30,
	2024	%	2023	%
	(dollars in thousands)
Home sales revenue	$1,133,008	100.0%	$819,077	100.0%
Cost of home sales	865,681	76.4%	651,999	79.6%
Homebuilding gross margin	267,327	23.6%	167,078	20.4%
Add: interest in cost of home sales	38,994	3.4%	25,366	3.1%
Add: impairments and lot option abandonments	968	0.1%	11,761	1.4%
Adjusted homebuilding gross margin	$307,289	27.1%	$204,205	24.9%
Homebuilding gross margin percentage	23.6%		20.4%
Adjusted homebuilding gross margin percentage	27.1%		24.9%

	Six Months Ended June 30,
	2024	%	2023	%
	(dollars in thousands)
Home sales revenue	$2,051,361	100.0%	$1,587,482	100.0%
Cost of home sales	1,572,985	76.7%	1,240,117	78.1%
Homebuilding gross margin	478,376	23.3%	347,365	21.9%
Add: interest in cost of home sales	69,643	3.4%	45,592	2.9%
Add: impairments and lot option abandonments	1,370	0.1%	12,478	0.8%
Adjusted homebuilding gross margin	$549,389	26.8%	$405,435	25.5%
Homebuilding gross margin percentage	23.3%		21.9%
Adjusted homebuilding gross margin percentage	26.8%		25.5%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of homebuilding debt-to-capital to the non-GAAP ratio of net homebuilding debt-to-net capital. We believe that the ratio of net homebuilding debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	June 30, 2024	December 31, 2023
Loans payable	$283,929	$288,337
Senior notes	646,030	1,094,249
Mortgage repurchase facilities	32,096	—
Total debt	962,055	1,382,586
Less: mortgage repurchase facilities	(32,096)	—
Total homebuilding debt	929,959	1,382,586
Stockholders’ equity	3,139,484	3,010,958
Total capital	$4,069,443	$4,393,544
Ratio of homebuilding debt-to-capital(1)	22.9%	31.5%

Total homebuilding debt	$929,959	$1,382,586
Less: Cash and cash equivalents	(492,940)	(868,953)
Net homebuilding debt	437,019	513,633
Stockholders’ equity	3,139,484	3,010,958
Net capital	$3,576,503	$3,524,591
Ratio of net homebuilding debt-to-net capital(2)	12.2%	14.6%
__________
(1)    The ratio of homebuilding debt-to-capital is computed as the quotient obtained by dividing total homebuilding debt by the sum of total homebuilding debt plus stockholders’ equity.
(2)    The ratio of net homebuilding debt-to-net capital is computed as the quotient obtained by dividing net homebuilding debt (which is total homebuilding debt less cash and cash equivalents) by the sum of net homebuilding debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)
Net income available to common stockholders	$118,002	$60,724	$217,057	$135,466
Interest expense:
Interest incurred	30,378	37,394	66,534	74,873
Interest capitalized	(30,378)	(37,394)	(66,534)	(74,873)
Amortization of interest in cost of sales	39,164	25,681	70,010	45,932
Provision for income taxes	41,227	21,472	72,811	48,822
Depreciation and amortization	7,697	6,128	15,024	13,182
EBITDA	206,090	114,005	374,902	243,402
Amortization of stock-based compensation	8,940	4,162	15,619	8,023
Impairments and lot option abandonments	968	11,761	1,370	12,478
Adjusted EBITDA	$215,998	$129,928	$391,891	$263,903